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                                   EXHIBIT 23

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                                                                     EXHIBIT 23

                           INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Mobley Environmental Services, Inc.:


We consent to incorporation by reference in the Registration Statement (No. 33-92336) on Form S-8 of Mobley Environmental Services, Inc. of our report dated March 6, 1998, relating to the consolidated balance sheets of Mobley Environmental Services, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997, annual report on Form 10-K of Mobley Environmental Services, Inc.


/s/ KPMG PEAT MARWICK LLP

KPMG PEAT MARWICK LLP


Shreveport, Louisiana
June 30, 1998